UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 16, 2014 (December 10, 2014)

MEAD JOHNSON NUTRITION COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34251	80-0318351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 832-2420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On December 10, 2014, Mead Johnson Nutrition Company (the “Company”) announced that William C. P’Pool, Senior Vice President, General Counsel and Secretary would be leaving the Company to pursue other interests.  On that date, the Company entered into an agreement (the “Agreement”) with Mr. P’Pool, pursuant to which Mr. P’Pool has agreed that he will resign his employment with the Company effective as of April 30, 2015.  Pursuant to the Agreement, (a) Mr. P’Pool will receive a total of $1,553,385 as severance pay, payable in semi-monthly installments over 18 months following his termination date, (b) in accordance with the Senior Executive Severance Plan (the “Severance Plan”). Mr. P’Pool will receive the 2014 bonus to which he is entitled under the Company’s Senior Executive Performance Bonus Plan based on satisfaction of company performance factors and a pro rata portion of the 2015 performance bonus based on satisfaction of 2015 company performance factors, each paid concurrently with corresponding payments made to other similarly-situated executives.  Mr. P’Pool’s outstanding equity awards will continue to vest through his termination date and be exercisable or payable in accordance with their terms.

Mr. P’Pool will remain in his current position until his successor commences employment with the Company.

The Company has appointed Mr. Patrick M. Sheller to succeed Mr. P’Pool as General Counsel effective January 12, 2015.  Mr. Sheller is SVP, General Counsel, Secretary & Chief Administrative Officer of Eastman Kodak Company (“Kodak”).  He has announced his intention to resign from Kodak to join the Company in January 2015.

Patrick M. Sheller has served as Senior Vice President, General Counsel & Secretary of Kodak since 2011.  He has been responsible for Kodak’s worldwide legal function and the principal legal advisor to the board of directors and senior management.

During his 21-year career with Kodak, Mr. Sheller served as Division Counsel to the company’s former Health Group; Chief Antitrust Counsel; international counsel to Kodak’s European, African & Middle Eastern Region (EAMER); and Deputy General Counsel.  Mr. Sheller has also held strategic planning and operating roles in Kodak’s former Health Care Information Systems business.  From 2005 to 2011, Mr. Sheller was Kodak’s Chief Compliance Officer, and he was elected Secretary of the board in 2009.

Before joining Kodak, Mr. Sheller was in private law practice with the Washington, D.C. firm of McKenna & Cuneo (now McKenna, Long & Aldridge), where he specialized in antitrust and health care law.  From 1986 to 1989, he worked for the Federal Trade Commission in Washington, D.C., where he served as an Attorney Advisor to the Chairman and as a Staff Attorney in the Commission’s Bureau of Competition.

Mr. Sheller is a graduate of St. Lawrence University and Albany Law School of Union University.

Item 9.01:  Financial Statements and Exhibits

(d)  Exhibits

10.1  Letter Agreement between the Company and Mr. William C. P’Pool

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mead Johnson Nutrition Company

Date: December 16, 2014	By:	/s/ Peter Kasper Jakobsen
Peter Kasper Jakobsen
President and Chief Executive Officer